Exhibit 99.1

Greif, Inc. Special Call
July 1, 2025

COMPANY PARTICIPANTS
Ole G. Rosgaard – Greif, Inc., President, Chief Executive Officer & Director
Lawrence A. Hilsheimer – Greif, Inc., Chief Financial Officer & Executive Vice President
Bill D'Onofrio – Greif, Inc., Vice President, Investor Relations & Corporate Development

OTHER PARTICIPANTS
Gabrial Shane Hajde – Wells Fargo Securities, LLC, Research Division
George Leon Staphos - BofA Securities, Research Division
Joshua S. Vesely - Robert W. Baird & Company, Incorporated, Research Division
Justin Laurence Bergner - Gabelli Funds, LLC, Research Division
Mark Adam Weintraub - Seaport Research Partners, Research Division
Matthew Burke Roberts – Raymond James & Associates, Inc., Research Division
Michael Andrew Roxland – Truist Securities, Inc., Research Division

PRESENTATION
Operator
Good day, and thank you for standing by. Welcome to the Greif, Inc. Containerboard Divestment Conference Call.
Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Bill D'Onofrio, Vice President of Investor Relations and Corporate Development. Please begin.

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development
Good morning, and thank you for joining this special conference call to discuss our announced divestment of Greif's Containerboard Business. Today, our CEO, Ole Rosgaard; and CFO, Larry Hilsheimer will walk you through the transaction overview, strategic rationale and financial implications.

Please turn to Slide 2. In accordance with regulation fair disclosure, please ask questions regarding topics you consider important because we are prohibited from discussing material nonpublic information with you on an individual basis.

During today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed. Additionally, we will be referencing certain non-GAAP financial measures and the reconciliation to the most directly comparable GAAP metrics that can be found in the appendix of today's presentation.

I'll now hand the call over to Ole on Slide 3.

Ole G. Rosgaard
President, CEO & Director
Good morning, and thank you all for joining us. Today marks a significant milestone in Greif's transformation journey as we are announcing the strategic divestiture of our Containerboard Business for $1.8 billion. This action is aligned with our Build to Last strategy while unlocking immediate value for our shareholders and is a pivotal step in sharpening our portfolio, enhancing our capital efficiency and advancing our growth priorities. This decision reflects our disciplined portfolio management and long-term strategic focus.

After decades of strong stewardship and operational excellence, we were confident our Containerboard Business would command a strong valuation. We believe this transaction is firmly in the best interest of our shareholders and positions Greif to drive enhanced value creation going forward.

The divestiture includes both of our Containerboard Mills, our entire CorrChoice sheet feeder network as well as our box plant in North Carolina. The transaction does not include our URB network or converting facilities, which are aligned to our strategy as I will outline momentarily.

We remain confident in reaching $1 billion EBITDA and $500 million Free Cash Flow by 2027, as outlined at our December Investor Day, which Larry will cover. We expect the transaction to close by end of our current fiscal year and plan to use 100% of the proceeds to pay down debt, which will then position us with a leverage below 2. Please note that due to customary conditions, including regulatory approvals, we currently cannot give a more precise estimate of closing and as such, are not currently altering our 2025 guidance as presented on our Q2 earnings call.

Please turn to Slide 4. This divestiture sharpens our portfolio to concentrate our efforts on markets where we have the greatest stability to grow and deliver margin expansion, capital efficiency and durable shareholder returns. After divestments, our portfolio will be comprised of leading positions in our chosen products and geographic sectors, leveraging our competitive advantages. The sale of our Containerboard Business shifts our exposure further away from cyclical low growth end markets, which is key to our strategy.

Additionally, our recurring capital needs and asset intensity will be meaningfully lower, and we will be better positioned to focus our energy and capital on accelerating growth in high-margin packaging solutions.

Please turn to Slide 5. The remaining businesses in our portfolio all share a common theme of industry leadership and customer overlap, which allows us to effectively leverage our competitive advantages and service our customers across our chosen segments. It's important to note our URB business is differentiated from Containerboard given our leadership position.

Our remaining packaging solutions all have exposure to end markets we are targeting growth in. Polymer-based solutions have favorable growth trends because of their larger exposure to our targets end markets: food and beverage, pharma, flavor and fragrances and agrochemicals, which all are growing more than GDP. Our pro forma product mix shifts us more towards those growth end markets and frees up capital which we can deploy in line with our disciplined capital allocation framework to continue advancing towards leadership positions in these areas.

I will now turn things over to Larry on Slide 6.

Lawrence Allen Hilsheimer
Executive VP & CFO
Thank you, Ole, and good morning, everyone. From this transaction, we will apply 100% of the cash proceeds toward debt reduction, positioning Greif below 2.0x leverage, the low end of our target leverage ratio range. This is before consideration of our planned timberland divestment. We are not providing specific proceed expectations on that transaction, but a fair baseline to consider it as an additional half turn on leverage reduction. The Containerboard sale also lowers our annual interest expense by $85 million and recurring maintenance CapEx needs by $25 million. Annual maintenance capital in our Containerboard Business on a percentage of EBITDA basis is more than 3x greater than in our polymer and caps and closures business.

Our capital allocation framework will continue to have two non-negotiables, our safety and our maintenance CapEx, and we will also continue our recurring and increasing dividend. The remainder of cash we generate will continue to devote for its growth and increasing shareholder returns. We do retain an open authorization for approximately 2 million shares and may exercise further repurchases opportunistically.

Please turn to Slide 7. A compelling aspect of this transaction is what it enables us to do next. We now have significant financial flexibility to pursue high-return organic CapEx and strategic M&A in our targeted growth areas. We remain vigilant on assessing growth opportunities and commit to only pursuing opportunities within our stated growth objectives of 18+ percent EBITDA margin and 50% free cash flow conversion with favorable exposure to targeted growth end markets. We will maintain our strict discipline around growth capital and pursue only the highest quality businesses that fit our strategy and elevate the breadth and competitive positioning of the Greif portfolio.

Please turn to Slide 8. As Ole mentioned, we reaffirm our conviction to achieve $1 billion of EBITDA in 2027. At our 2024 Investor Day, we presented a simple bridge of 3 drivers from '24 to '27, achieving that commitment. I will walk through amendments to that bridge given this pending transaction. First, Containerboard provided approximately $162 million of EBITDA to fiscal '24. That brings our revised starting point to $542 million. From there, our previous $150 million in discrete items is now revised to $90 million. This incorporates only current URB price changes relative to '24, including the most recent $10 a ton announced in the last few weeks. It also includes current OCC costs for our URB business and an incremental ownership period of Ipackchem, less our noncore Delta Filling divestment in fiscal '24.

Our volume-related driver of $150 million is largely intact as Containerboard was operating at a near optimal operating rate in '24. The revised volume assumption of $140 million is broken down as $30 million to polymers, $50 million in metals and $60 million remaining in fiber solutions, which includes fiber drums. We remain highly confident in our business optimization of $100 million.

Given our line of sight to debt levels below our target ratio range after utilizing 100% of the Containerboard and timberland proceeds to pay down debt, we anticipate redeploying capital with discipline within our target leverage ratio range. This final driver brings the bridge back to the previously stated $1 billion 2027 commitment. We have confidence in our ability to pursue this growth in our target areas while also maintaining a leverage ratio within our target ratio range.

I will now hand it back to Ole for closing on Slide 9.

Ole G. Rosgaard
President, CEO & Director
Thanks, Larry. In closing, this transaction is not just about what we are exiting. It's about what we are becoming: a more focused, more agile and higher-return enterprise. We are aligning our portfolio to our strategy, focusing our business model, enhancing our capital efficiency and unlocking shareholder value. We are committed to shaping our portfolio for optimal performance and are demonstrating that commitment through this transaction.

We have reduced the cyclicality of our business with the ability to deploy capital toward high return opportunities. We are excited for what lies ahead and confident in our path forward.

I want to extend my sincere thanks to our colleagues in the Containerboard Business for their dedication and contributions to Greif. We deeply appreciate their commitments and I wish them continued success in all of their future endeavors. Thank you. Operator, you may now open the line for questions.

QUESTION AND ANSWER SECTION
Operator
Our first question will be coming from George Staphos with Bank of America.

George Leon Staphos
BofA Securities, Research Division
Thanks for the details, and good luck to everyone involved with the transaction including everybody who's been in your Containerboard leadership team over the years, including Tim. I guess my first question, Ole, I mean, we understand your direction, you want to focus the portfolio, you obviously de-lever here. You also had put a lot of capital into CorrChoice over the last number of years. It was a, in our view, kind of a unique asset within Containerboard. You have a very strong position in sheet feeding, I would argue, maybe comparable to your position in URB. So can you give us a bit more color in terms of why nonetheless, if you agree with that, maybe you don't, why this was still the right move for Greif?

And could you also sort of compare the positioning of Containerboard and Corrugated relative to URB and why you think you're stronger in URB than you were in Containerboard?

Ole G. Rosgaard
President, CEO & Director
Yes. Well, first of all, George, our strategy has been and is that we want to have a #1 or #2 position in whatever we choose to do with our product range. And Containerboard -- we're not there with Containerboard. We're not even close and we are unwilling to make the significant investments that would take, if at all possible. And that's sort of the strategic rationale behind that.

With regard to URB, we are a leader, a market leader in URB. It's a business that meets all of our strategic criteria, it generates EBITDA margins in excess of 18%. It's got a free cash flow where we need to be, and it's a market leader in its field. So we are very, very happy with that business. We were also happy with the Containerboard Business, but it didn't meet our strategic criteria.

George Leon Staphos
BofA Securities, Research Division
Okay. One question, and I'll turn it over to the group. So in terms of the sort of CorrChoice and sort of the sheet feeder business, I think you were one of the leaders, certainly maybe not #1. But was there -- and you certainly had a large position in multiwall and sort of the high-end corrugated market. Was there any way that you could have held on to that while still divesting the mills? And then I guess maybe a related point, why at this juncture put yourself -- hold yourself to $1 billion, which requires the M&A. Why not just redo your targets and not put pressure on yourself to do a deal because now everybody knows that you need to do deals to get to the $1 billion?

Ole G. Rosgaard
President, CEO & Director
Well, the -- you're absolutely right. We -- 3 years ago, we made a decision to invest further in the triple-wall business. And we got really, really good value for that investment we made in Dallas. However, if you look at the triple wall market, it is fairly small, George. And it's not a market that -- there's not room for expansion in that market. And in that market, we were a leader. But in the overall Containerboard market, as I said, we were not the leader. Our market share is relatively small compared to all the other players on the market. And with no line of sight to become a leader there, it didn't make any sense for us to keep investing in that market. And also, when you look at the mills, the CapEx that's required to invest in that far, far exceeds was required to generate the same EBITDA in our polymer business. So there's another rationale.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. The thing I'd also add, George, is yes, you asked could we have just kept the sheet feeder business, we could have. But the margin on the sheet feeder business by itself is not -- does not meet our criteria, because you have to look at the system as a whole. And the margin criteria that system is good, but that would require the mills as well. And the capital intensity over time, as Ole mentioned, is very high.

Relative to your second question about the $1 billion, it's a very fair point. We will not rush to deploy this capital, and we also won't feel pressured to do it to have to get to the $1 billion. However, we do know what our pipeline looks like and to think that by '27 there's a high likelihood that, that would be deployed either through organic CapEx projects or through M&A CapEx projects.

Operator
Our next question comes from the line of Ghansham Panjabi with Baird.

Joshua S. Vesely
Robert W. Baird & Co. Incorporated, Research Division
It's actually Josh Vesely on for Ghansham. Maybe just a quick 2-parter for me. First, just a clarification question. Could you guys tell us what the D&A number for the business was on an LTM basis? And then just secondly, our math kind of implies dilution anywhere in the range of -- in the ballpark of $0.60 or so. So I was just wondering what your thoughts are on any leverage you can pull to help offset that?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. Josh, the D&A component is $37 million. Can you repeat your second question? I didn't get it.

Joshua S. Vesely
Robert W. Baird & Co. Incorporated, Research Division
Yes, yes. The second question was just based on our math, we have roughly $0.60 or so dilution. Just -- so just wondering the levers you can pull to help offset that?

Lawrence Allen Hilsheimer
Executive VP & CFO
We haven't gone through that dilution calculation. I don't think it's accurate, but that's okay. We can work through it with you. I mean we can -- we walk through the bridge that we have to back the $1 billion. So -- and our guidance for the year remains the same. So maybe we can get a better insight into your calculation. But we start back with our EBITDA as adjusted at $542 million. I walked through the elements in my prepared remarks, but you basically have a plus $90 million on discrete, the volume operating stuff that we talked about is $140 million left, our optimization is $100 million plus. And then if we redeploy the growth capital you're at $130 million, back to $1 billion. So maybe we can get more clarity on your calculation and see where we differ.

Joshua S. Vesely
Robert W. Baird & Co. Incorporated, Research Division
Yes. Yes, sounds good. And then just for my second question, I would imagine there are some synergies associated with having the Containerboard and URB businesses together. So -- can you just kind of walk through some of the dissynergies that might be associated with the transaction puts and takes there?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean there's clearly things that we're going to be working through as part of our overall business optimization to make certain that we streamline the support functions. But the allocation model, as we've gone through before what we do with our corporate overhead has been allocating it based on our value-add calculation. Obviously, that would immediately shift more if you don't eliminate. We got $50 million that will go directly with this business, and then we'll be optimizing things beyond that to address the overhang.

Operator
Our next question comes from the line of Mike Roxland with Truist Securities.

Michael Andrew Roxland
Truist Securities, Inc., Research Division
Congrats on the announcement. Larry, I just want to follow up with you regarding that $130 million of EBITDA growth you're now looking to pursue. You mentioned having line of sight to both organic and M&A. Can you give us any more color, you could provide -- could tease us with in terms of those opportunities and maybe some indication of timing or when you expect that to recur. I'm realizing that you're not pressed to do it. But to George's point, you did keep that 2027 time line. So any color you can provide around those opportunities you have available to you?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. There's -- like I said, and we've talked about it often, Michael, is we do have a very robust pipeline of opportunities that meet the criteria that we laid out and also to the end markets we have as well as having a number of in-process organic CapEx projects that we don't say we're going to do this within 2 months or 3 months. We're saying, well, this stuff will come to play by '27 without extending beyond our target debt ratio.

Look, we're not going to do deals that don't make sense. So could we end up short of this $1 billion. Yes, it's quite possible. And if that happens, then we'll be returning more money to shareholders in a different manner. That's why I mentioned the repurchase opportunity. But I would be surprised if we don't end up reaching this, and that's why we put it in, but we will not do bad deals just to hit the number.

Michael Andrew Roxland
Truist Securities, Inc., Research Division
Got it. Makes sense. And then just 2 quick follow-ups for me. Larry, you also mentioned, if I heard you correctly, an additional half turn of leverage decline, I may have missed some of the details around it. So if you can just clarify what that involves. And then just on the capital intensity of the business, you highlighted $25 million spend of maintenance capital in Containerboard. Are there any levers that you have at your disposal to further drive down CapEx in the remaining business?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. So with respect to the half turn, that's just a general estimate of what it would be from the net proceeds on the Timberland. One of the things that -- and we don't have a specific sales price finalized, so it's a ballpark number right now. But if you take that, the ballpark numbers, we're thinking about on land and you take this on our Containerboard Business, the nice thing is when you look at this, it is going to be net of, tax, an accretive multiple to our EBITDA, to our historic trading multiple. So to achieve that after tax is quite, I think, quite an achievement.

When you look at these two strategic decisions that we made to exit both of these businesses at a net of tax multiple that is higher than our historic trading multiple, I think, is a really significant accomplishments.

In terms of other levers on CapEx, the $25 million we gave is sort of the average CapEx -- maintenance CapEx we've had in this Containerboard Business. However, those of you that follow Containerboard over the years, you know that periodically, you have massive rebuilds of your mills, those kind of things. So those things will not be in our future. And that was another driver of this decision to exit.

Operator
Our next question comes from the line of Matt Roberts with Raymond James.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
Congratulations, it's been a busy couple of months over there. As you think about that organic growth, and Larry, I know you just touched on the potential deleveraging from the Soterra business. But if you look to those inorganic growth opportunities, is there now a leverage ceiling that you're more comfortable with. And when you think about potential deals in the works, is there a range of values that you're comfortable with bridging that gap versus where Greif shares are currently trading and how you think about the trade-off there?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, Matt. I mean we all long held like our target ratio to be 2.5x, and that's why we've depicted this as fitting and staying within that range. And that would be our preference. That said, if there was a truly strategic opportunity with the end markets in pharma, food and things that we've talked about, that was highly cash generative so that we are above that 50% free cash flow and above the 18% getting at 20% margins. Might we stretch above again, yes, certainly, if that strategic opportunity presented itself. We don't see anything like that right now in our pipeline that is of immediacy or anything like that. But I'm not going to tell you we would never do it. If there was something that compelling we would, as long as we could see a very rapid payback down into our target debt ratio.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
Right. I appreciate the color, Larry. And maybe just more broadly on the polymer mix shift. I believe post the sale now on a pro forma basis, I think it's about, call it, 35% of EBITDA. How much of that is in those target end markets that you just referenced? And based on that 2027, $1 billion target, where do you see the polymer mix shifts going to in the next 2 to 3 years?

Ole G. Rosgaard
President, CEO & Director
Difficult to give you an accurate number. But if you look at the pies on the slide, then the polymer one will obviously increase.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. And in terms of the breakdown into the specifics in pharma, the majority of what we have right now is more ag than pharma and food and flavors and fragrances. But the pipeline entities that we're looking at, we do have a high focus on those higher-margin end markets.

Operator
Our next question comes from the line of Gabe Hajde with Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
So one quick point of clarification. I think you said closed the deal by the end of your fiscal year, which is being revised to September 30, correct?

Lawrence Allen Hilsheimer
Executive VP & CFO
Correct.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Okay. If memory serves in the Caraustar business, there was, I guess, a recycling business within their OCC collection, et cetera. I apologize if you said it, are you keeping that business? And if you are, does it become now, I guess, a net seller in the open market of OCC? Does that make that business more or less vulnerable or valuable to Greif as it sits today? And can you remind me, were you using about 500,000 to 600,000 tons of OCC in those Containerboard mills that you won't be using now?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, that's roughly the right number, Gabe. And obviously, this RFG business was with Caraustar. It's now sort of back with Caraustar, right? And it is integral to that business to have that secure source of OCC and be a good player. But yes, we'll be more in the open market tons. But we fully expect that PCA will continue to be the buyer of those tons.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Okay. Maybe it's too early or not a question you can answer on open mic. Is there an arrangement in place? Or do you intend for there to be one?

Lawrence Allen Hilsheimer
Executive VP & CFO
No, no, no. But we've got a long great relationship with PCA. They're high quality, high character, high ethical company. And they know that, that Recycled Fiber Group has been a great supply source that they could depend on. We'll just have to live up to our customer service excellence and continue to earn our business.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
I understand that. Maybe a last one. A finer point on a prior question, kind of stranded costs. If there's a number that you're thinking about or asked differently, I know you reiterated the $100 million of savings that you intend to get. Does that push it to the right a little bit, given the fact there's a little bit of puts and takes in terms of assets coming and going?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean we've gone through how our allocation methodology is again. And obviously, we're -- our $100 million commitment was our baseline commitment. We will be looking at streamlining our businesses. So there's not a specific additional number that we're going after because we were going after streamlining our businesses overall anyway. So when we have that bridge to the $1 billion, it says $100 million plus or minus, well it is plus, but we don't have a specific number that we've said relates to that business because of the allocation methodology was never activity based in its nature.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Got it.

Ole G. Rosgaard
President, CEO & Director
Just to add to that, I just want to say that we remain laser-focused on reducing our structural costs, but it won't -- we will do anything that inhibit our future growth.

Operator
Our next question comes from the line of Mark Weintraub with Seaport Research Partners.

Mark Adam Weintraub
Seaport Research Partners
Just one follow-up, maybe to help clarify that the accretion or dilution from the sale, because I think you said $212 million is obviously kind of the trailing 12 months. But I think you referenced like $162 million in your remarks when you're talking about kind of a go forward. Did I hear that correctly? And is that why there would be less dilution than what the other calculation suggested might have implied.

Lawrence Allen Hilsheimer
Executive VP & CFO
Mark, the -- thanks for your question. The $162 million was referenced as the baseline that -- we had presented a bridge in the Investor Day in December from 2024’s EBITDA. So the EBITDA of this business in 2024 was $162 million. It has now increased on a trailing 12-month basis up to the $212 million because of the change in Containerboard pricing and the reduction in OCC costs. So those are the differences in those 2 numbers.

Mark Adam Weintraub
Seaport Research Partners
Got you. So basically, the first quarter of this year or the first 4 months of this year were a lot more profitable than the 4 months that had been included in the 2024 number?

Lawrence Allen Hilsheimer
Executive VP & CFO
Correct.

Mark Adam Weintraub
Seaport Research Partners
Okay. Have -- are you willing to share what you had embedded in kind of the forward-looking numbers for the Containerboard Business?

Lawrence Allen Hilsheimer
Executive VP & CFO
Sure. Yes, because we had talked about those before. And part of that is we -- in that bridge to '27 before, there was another $10 million of volume related in operating leverage. There were also in that number was $30 million related to the Dallas sheet feeder when it's fully profitable, which would be toward the end of '27 as you're getting on a full run rate basis. So a ways out where you're still eating through some losses, getting to a breakeven spot, that kind of thing. Then there was another $20 million of benefit from OCC into that business and another $35 million of price play to still play through that business. So yes, there's those other elements that were in there as well.

Mark Adam Weintraub
Seaport Research Partners
Got you. So if I add that together, it's $40, $60 million, $95 million and then that would have been on top of the $162 million base?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. So you'd be at $257 million coming out of '27 -- or toward the end of '27, fully deployed, getting through some more loss periods, all that kind of stuff.

Operator
Our next question comes from the line of Justin Bergner with Gabelli Funds.

Justin Laurence Bergner
Gabelli Funds, LLC
Congratulations on this morning's announcement.

Ole G. Rosgaard
President, CEO & Director
Thank you.

Justin Laurence Bergner
Gabelli Funds, LLC
I know that you've sort of danced around kind of the question of net proceeds, but are you able to quantify the net proceeds for us this morning?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I think the net proceeds on this transaction, net of tax and fees is going to be north of $1.4 million.

Justin Laurence Bergner
Gabelli Funds, LLC
Okay. That's helpful. And then secondly, just thinking about the EBITDA in the sustainable fiber business, I guess it's -- it doesn't seem like one can just subtract this $212 million from the last 12 months and then the residual would be kind of URB, fiber drums and land EBITDA because it seems like there's some unallocated corporate overhead. So just help us understand sort of how the segment shapes up once you subtract out?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. We're not going to get into that today, Justin, just the math on all this stuff. I mean we'll work through that, and we'll give our guidance going into '26 as that wraps up. But yes, there's going to be some allocation shifts and that kind of thing. But we've got so many moving pieces right now because we're dead spot in the middle of this business optimization, which is going to influence those number of costs anyway. So it wouldn't be all that instructive to talk about historical numbers anyway.

Justin Laurence Bergner
Gabelli Funds, LLC
Okay. I guess then that brings up the question that I was driving at, which is, I guess when I subtract out that $212 million or the lion's share of the $212 million from Sustainable Fiber segment, I have a tough time getting to an 18% EBITDA margin for your URB business, for your remaining Caraustar business? Is that because you're not there at this point in the cycle? Or is that because one has to kind of work with the unallocated cost allocation to get to?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean we'll work through those and it ultimately will get to those 18% overall margin elements as we get into our '27 numbers, Justin.

Justin Laurence Bergner
Gabelli Funds, LLC
Okay. So currently, you might not quite be at that 18%, but that's where you intend to be?

Lawrence Allen Hilsheimer
Executive VP & CFO
That's correct.

Operator
Our next question is a follow-up from George Staphos with Bank of America.
George Leon Staphos
BofA Securities, Research Division
Just a quick broader question away from the deal since you are having a conference call. Any thoughts that you could relate to us in terms of how your businesses and your markets are trending midway through the quarter?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. We would just say, George, obviously, by putting the slide in, we've stayed with the guidance we gave in our Q2 call. So, Q2, no major changes.

George Leon Staphos
BofA Securities, Research Division
Understood. And recognizing that might be the trend and everything is good. There's always oscillation in any one business, anything that you would sort of call out that we should be mindful of, not just for the quarter, but as we look forward and both on the upside and downside?

Lawrence Allen Hilsheimer
Executive VP & CFO
Same old story, George. I mean North America continues to not -- I mean it's really -- you could go back and look at the commentary on the Q2 call. It's exactly the same today.

Ole G. Rosgaard
President, CEO & Director
And what we highlighted in Q2 was that the acquired companies, Ipackchem, Lee and so on, in the ag space is doing really well.

George Leon Staphos
BofA Securities, Research Division
Okay. And Larry, I thought I heard you say North America is still sort of sluggish. I take that as metal, would that be correct?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean, it's -- that's correct.

Operator
And I'm currently showing no further questions at this time. I'd like to turn the call back over to Ole Rosgaard for closing remarks.

Ole G. Rosgaard
President, CEO & Director
Thank you very much. And thank you all for your questions and your continued interest in Greif. It's an exciting time for our nearly 150-year history. We will continue to execute our strategy to deliver value for our colleagues, our customers and importantly, our shareholders. Thank you.

Operator
This concludes today's conference call. Thank you for your participation. You may now disconnect.